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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT



                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  August 29, 2001



                            IMPERIAL SUGAR COMPANY
            (Exact name of registrant as specified in its charter)



           TEXAS                      1-10307                    74-0704500
(State or other jurisdiction  (Commission File Number)         (IRS Employer
     of incorporation)                                      Identification No.)



                  ONE IMPERIAL SQUARE
                     P. O. BOX 9
                  SUGAR LAND, TEXAS                       77487
      (Address of principal executive offices)         (Zip Code)



      Registrant's telephone number, including area code: (281) 491-9181
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ITEM 5. OTHER EVENTS.

        On August 29, 2001, the Second Amended and Restated Joint Plan of Reorganization of Imperial Sugar Company (the "Company") became effective and the Company emerged from bankruptcy. As previously reported in the Company's quarterly report on Form 10-Q, the U.S. Bankruptcy Court for the District of Delaware confirmed the Plan on August 7, 2001. In accordance with the Plan, the Company's former common stock was cancelled and shareholders will receive 200,000 shares (2%) of the restructured entity's common stock and 7-year warrants to purchase 1,111,111 additional shares, representing 10% of the restructured entity on a diluted basis. The exercise price of the warrants is expected to be set within six months. In conjunction with its emergence, the Company entered into a $256.1 million senior secured credit facility and a $110 million accounts receivable securitization facility.

On August 29, 2001, the Company issued a press release in respect of the foregoing. A copy of the press release is attached hereto as an exhibit and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c)  Exhibits

        3.1  Amended and Restated Articles of Incorporation.

        3.2  Amended and Restated Bylaws.

        4.1  Second Amended and Restated Joint Plan of Reorganization.

        4.2 Stipulation with Respect to Confirmation Objection of Wells Fargo Bank (Texas), N.A. and Amendment to Debtors' Second Amended and Restated Joint Plan of Reorganization dated June 5, 2001.

        4.3 Stipulation Regarding Confirmation Objection of Missouri Department of Revenue and Amendment to Debtors' Second Amended and Restated Joint Plan of Reorganization dated June 5, 2001.

        4.4 Receivables Sale Agreement dated August 28, 2001, by and among each of the Originators Signatory thereto from Time to Time, Imperial Sugar Company and Imperial Sugar Securitization, LLC.

        4.5 Receivables Funding Agreement as of August 28, 2001 by and among Imperial Sugar Securitization, LLC, as Borrower, Imperial Distributing, Inc., as Servicer, the Financial Institutions Signatory thereto from Time to Time, as Lenders, and General Electric Capital Corporation, as a Lender and as Administrative Agent.

        4.6  Warrant Agreement dated as of August 28, 2001.

       99.1  Press Release dated August 29, 2001.
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                                   SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              IMPERIAL SUGAR COMPANY


Date: September 12, 2001                   By:  /s/ H. P. Mechler
                                              ---------------------------
                                              Name: H. P. Mechler
                                              Its:  Vice President